UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2018

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-220997	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1601 Washington Avenue

Suite 800

Miami Beach, FL 33139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 695-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 8.01. Other Events

Assets for Acquisition Following Escrow Period

In addition to the assets previously described in quarterly report on Form 10-Q of Starwood Real Estate Income Trust, Inc. (the “Company”) filed with the Securities and Exchange Commission on August 9, 2018, Starwood REIT Advisors, L.L.C. (the “Advisor”), the external advisor to the Company, has identified a multifamily portfolio asset (the “Florida Multifamily Portfolio”) specifically for the Company’s acquisition. An affiliate of the Advisor acquired the Florida Multifamily Portfolio on October 5, 2018 from an unaffiliated third party. The Company expects to acquire the Florida Multifamily Portfolio from the Advisor’s affiliate at the end of the escrow period at a price equal to the cost paid by such affiliate. As set forth below, however, there can be no assurance that the Company will do so.

The Florida Multifamily Portfolio is a garden style multifamily portfolio totaling 1,150 units and comprised of two properties located in Jacksonville, Florida and two properties located in Naples, Florida. The Florida Multifamily Portfolio was acquired from an unaffiliated third party in an off-market transaction for approximately $100 million, excluding closing costs. The Florida Multifamily Portfolio was 98% leased as of its acquisition by the Advisor’s affiliate. Each property in the Florida Multifamily Portfolio is well-located within a fast growing market in Florida that is projected to grow at among the highest rates in the country for population and employment growth. The Advisor believes these markets benefit from attractive fundamentals, as each of Jacksonville and Naples saw their populations increase at a rate nearly double the national average over the last year. Each of the Jacksonville properties is located near I-295, the beltway encircling the Jacksonville metro area that connects to the I-95 interstate, the primary north-south roadway along Florida’s east coast. Similarly, each of the Naples properties is in close proximity to the I-75 interstate, the primary north-south roadway through Southwest Florida and the major east-west roadway connecting Naples to Fort Lauderdale and Southeast Florida.

The Company’s board of directors has reviewed the information regarding the proposed acquisition of the Florida Multifamily Portfolio, as summarized above, and has approved such acquisition as consistent with the Company’s investment guidelines and in the best interests of its stockholders. The Company has not assumed any present or future obligation to acquire the Florida Multifamily Portfolio, however, and any such acquisition remains subject to certain customary conditions. The Company may not acquire the Florida Multifamily Portfolio upon the close of the escrow period, or at all.

Appointments to the Investment Committee of the Advisor

On October 8, 2018, the Advisor appointed Austin Nowlin, Duncan MacPherson and Krysto Nikolic as members of its Investment Committee. The Advisor expects that each of Messrs. McPherson and Nikolic generally will only participate in its Investment Committee in connection with investment opportunities in Europe.

Mr. Nowlin is a Managing Director and Head of Capital Markets for the Americas at Starwood Capital. In this role, he is responsible for all debt capital market activities for Starwood Capital’s investments in the Americas, including, the origination, structuring, and execution of asset-level and fund/corporate-level financing activity. Since joining Starwood Capital in 2011, Mr. Nowlin has completed financings across all asset and product types, including revolving credit facilities, domestic and foreign balance sheet loans, construction financing, fixed and floating rate commercial mortgage-backed securities, preferred and mezzanine financing. He is a member of the Investment Committees at Starwood Capital and Starwood Property Trust. Prior to joining Starwood Capital, Mr. Nowlin worked at Wells Fargo & Company and its predecessor, Wachovia Securities, in leveraged finance. He began his career at Raymond James Capital, Inc., where he focused on making equity investments in multifamily assets. Mr. Nowlin received a B.A. in economics from Florida State University.

Mr. MacPherson is a Managing Director and Head of Debt for Europe at Starwood Capital. In this role, Mr. MacPherson is responsible for all debt capital markets activities for Starwood Capital in Europe, including financing, foreign exchange and interest rate hedging for Starwood Capital’s European investments. He is also responsible for originating, executing and managing debt investments for Starwood Property Trust and SEREF. Prior to joining Starwood Capital in 2012, Mr. MacPherson spent six years at Citigroup Inc., where he served as a Director on the commercial real estate finance team in London. Before his time at Citigroup, Mr. McPherson held a number of roles at Barclays Capital LLC, including trading bond options on the exotic interest rate derivatives desk and developing real-timing pricing and risk systems for the firm’s electronic trading platform. Mr. MacPherson received a B.S. in physics from the University of Edinburgh and an M.S. in information technology systems from the University of Strathclyde.

Mr. Nikolic is a Managing Director and Head of Real Estate, Europe, at Starwood Capital. In this role, he is responsible for helping Starwood Capital continue to expand its presence in Europe by originating, structuring, underwriting and closing investments in the region. Mr. Nikolic serves on Starwood Capital’s European Investment and Executive Committees. Previously, Mr. Nikolic was a Partner at TPG Real Estate, LLC where he served on its Investment and Management committees. Mr. Nikolic has also worked with Apollo Real Estate Inc., a predecessor to Ares Management, L.P., and started his career at Goldman Sachs International. Mr. Nikolic has served on the boards of multiple real estate companies across several asset classes and geographies, and has completed over $7 billion of real estate transactions in Europe. Mr. Nikolic received a B.A. and an M.A. from Cambridge University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 9, 2018	STARWOOD REAL ESTATE INCOME TRUST, INC.

	By:	/s/ Matthew Guttin
Matthew Guttin Chief Compliance Officer and Secretary

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